UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2009

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2009, Oceaneering International, Inc. (“Oceaneering”) entered into a $200,000,000 Private Shelf Facility (the “Shelf Facility”) with Prudential Investment Management, Inc. (“Prudential”). The Shelf Facility provides for fixed rate borrowings by Oceaneering of up to 13 years, but with an average life of no more than 10 years. Under the Shelf Facility, Oceaneering may issue, and Prudential and its affiliates may purchase in their sole discretion, within the next three years (unless the Shelf Facility is terminated by either party at an earlier date in accordance with its terms) senior promissory notes (“Shelf Notes”) representing borrowings under the Shelf Facility in the aggregate principal amount of up to $200,000,000. As of September 9, 2009, Oceaneering has not issued any Shelf Notes under the Shelf Facility. The maturity of each Shelf Note to be issued under the Shelf Facility will be chosen by Oceaneering at the time the interest rate is fixed. Different Shelf Notes may have different maturities. The interest rate shall be equal to the yield to maturity on a U.S. Treasury Note having a maturity equal to or closest to the average life of the note proposed to be issued (or an interpolated yield using specified U.S. Treasury Notes) plus a credit spread. The interpolated Treasury rate and the spread used in calculating the interest rate will be determined on the date the spread and the coupon are fixed. The rates will reflect both market conditions and Prudential’s investment demand. Proceeds from the Shelf Notes may be used to fund working capital requirements and other general corporate purposes, which may include acquisitions, but not hostile tender offers. Prepayments of Shelf Notes are subject to make-whole provisions.

The Shelf Facility contains various covenants, including financial covenants that require maintenance of a maximum debt to capitalization ratio and a minimum interest coverage ratio, as well as covenants that restrict Oceaneering’s ability to incur debt, create liens, pay dividends and merge with other entities. The Shelf Facility also contains customary events of default.

The foregoing description of the Shelf Facility is qualified in its entirety by reference to the terms of that agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Except for its status as a contractual document that establishes and governs the legal relationship between Oceaneering and Prudential, the Shelf Facility is not intended to be a source of factual, business or operational information about Oceaneering. The representations, warranties and covenants made by Oceaneering in the Shelf Facility were made only for purposes of that agreement and as of specific dates. Those representations, warranties and covenants are qualified in a variety of respects and may be subject to standards of materiality that differ from those relevant to investors. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Shelf Facility and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of Oceaneering or any of its subsidiaries.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please read Item 1.01 for a discussion of a Private Shelf Facility entered into by Oceaneering, which discussion is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	$200,000,000 Private Shelf Facility dated as of September 9, 2009 between Oceaneering International, Inc. and Prudential Investment Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: September 9, 2009

EXHIBIT INDEX

No.	Description

10.1	$200,000,000 Private Shelf Facility dated as of September 9, 2009 between Oceaneering International, Inc. and Prudential Investment Management, Inc.